Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Tender Common Shares

of

FIRST FINANCIAL BANCORP.

Pursuant to its Offer to Purchase

Dated November 3, 2005

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, DECEMBER 2, 2005, UNLESS THE TENDER OFFER IS EXTENDED.

The Depositary for the Tender Offer is:

COMPUTERSHARE TRUST COMPANY OF NEW YORK

By Registered, Certified Mail or First Class Mail	By Hand or Courier Delivery
Computershare Trust Company of New York Wall Street Station P. O. Box 1010 New York, NY 10268-1010	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

THIS LETTER OF TRANSMITTAL MAY NOT BE USED TO TENDER SHARES HELD IN THE FIRST FINANCIAL BANCORP THRIFT PLAN AND TRUST. INSTEAD, YOU MUST USE THE SEPARATE “TENDER INSTRUCTION FORM” SENT TO PARTICIPANTS IN THAT PLAN. PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY BEFORE CHECKING ANY BOX BELOW.

You should use this Letter of Transmittal if you are tendering physical certificates, shares held in your account under the First Financial Bancorp Dividend Reinvestment and Share Purchase Plan or are causing the shares to be delivered by book-entry transfer to the Depositary’s account at The Depository Trust Company (“DTC”, which is hereinafter referred to as the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase.

Description of Shares Tendered
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s))	Shares Tendered (Attach additional list if necessary)
	Certificate Number(s) or only if applicable INDICATE “DRIP”*	Total Number of Shares Represented by Certificate(s)/ DRIP	Number of Shares Tendered**

Total Shares

Indicate in this box the order (by certificate number) in which shares are to be purchased in the event of proration***

1st:                                2nd:                                 3rd:                                 4th:

*   If tendered shares are held in the First Financial Bancorp Dividend Reinvestment and Share Purchase Plan, indicate by writing “DRIP.”

**   Unless otherwise indicated, it will be assumed that all shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

***   If you do not designate an order, in the event less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.

If you desire to tender shares in the tender offer, but you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or cannot comply with the procedures for book-entry transfer on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

Additional Information if Shares Have Been Lost, Are Being Delivered By Book-Entry Transfer or Are Being Delivered Pursuant to a Previous Notice of Guaranteed Delivery

If any certificate evidencing the shares you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated you should call Registrar and Transfer Company, as Transfer Agent, at 1-800-368-5948, regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 16.

☐	Check here if tendered shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name(s) of Tendering Shareholder(s)
Date of Execution of Notice of Guaranteed Delivery
Name of Institution which Guaranteed Delivery

☐	Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the Depositary with the Book-Entry Transfer Facility and complete the following (only financial institutions that are participants in the system of any Book-Entry Transfer Facility may deliver shares by book-entry transfer):

Name of Tendering Institution
Account No.
Transaction Code No.

Tender of Shares Held in First Financial Bancorp Dividend Reinvestment and Share Purchase Plan (“DRIP”)

Complete this section if you want to tender shares held in the First Financial Bancorp Dividend Reinvestment and Share Purchase Plan. Please check only one box. If you check more than one box, or you check the second box but do not indicate a number of shares, none of the shares held in your DRIP account will be tendered.

☐	I instruct the plan administrator to tender ALL of the shares credited to my DRIP account.

☐	I instruct the plan administrator to tender the following number of shares credited to my DRIP account.

Number of Shares:

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

(See Instruction 5)

☐	The undersigned wants to maximize the chance of having First Financial purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by First Financial pursuant to the tender offer. Note that this election could have the effect of decreasing the price at which the Company purchases tendered shares because the shares tendered using this election will effectively be considered available for purchase at the minimum price of $17.50 per share. Also note that this election could result in receiving a price per share of as low as $17.50 or as high as $19.50. Note that this election could result in your shares being purchased at the minimum price of $17.50 per share.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

(See Instruction 5)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. If the purchase price for the shares is equal to or greater than the price checked, then the shares purchased by First Financial will be purchased at the purchase price. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	$17.50	☐	$18.00	☐	$18.50	☐	$19.00	☐	$19.50
☐	$17.75	☐	$18.25	☐	$18.75	☐	$19.25

ODD LOTS

(See Instruction 6)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 17)

A tendering shareholder may condition his or her tender of shares upon First Financial purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by First Financial pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is shares

If, because of proration, the minimum number of shares designated will not be purchased, First Financial may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 8, 9 and 10)

To be completed ONLY if the check for the
purchase price of shares purchased (less the amount
of any federal income and backup withholding tax
required to be withheld) and/or certificates for shares
not tendered or not purchased are to be issued in the
name of someone other than the undersigned or if
shares tendered hereby and delivered by book-entry
transfer which are not purchased are to be returned
by credit to an account at the Book-Entry Transfer
Facility other than that designated above.

Issue    ☐ Check to:

☐ Share certificate(s) to:

Name(s)

(Please Print)
Address

(Zip Code)
(Taxpayer Identification Number) ☐ Credit shares delivered by book-entry transfer and not purchased to the account set forth below: Account Number:

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 8, 9 and 10)

To be completed ONLY if the check for the
purchase price of shares purchased (less the amount
of any federal income and backup withholding tax
required to be withheld) and/or certificates for shares
not tendered or not purchased are to be mailed to
someone other than the undersigned or to the
undersigned at an address other than that shown
below the undersigned’s signature(s).

Deliver    ☐ Check to:

    ☐ Share certificate(s) to:

Name
(Please Print)
Address

(Zip Code)

SIGN HERE

(Please Complete and Return the Attached Substitute Form W-9 below)

Signature(s) of Owner(s)

Name(s)

(Please Print)

Capacity (full title)

Address

(Zip Code)

(Tax Identification or Social Security Number)

(See Substitute Form W-9 Included Herewith)

Daytime Area Code and Telephone Number

Dated                     , 2005

(Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or on a security position listing or by persons(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 8.)

Guarantee of Signature(s), if required

(See Instructions 1 and 8)

Name:

Title:

Name of Firm:

Authorized Signature:

Address:

(Zip Code)

Area Code and Telephone Number:

Dated:                     , 2005

Payer’s Name:    Computershare Trust Company of New York

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification No.	Part I Taxpayer Identification No.—For All Accounts	Part II For Payees Exempt From Backup Withholding, please write “Exempt” here (see enclosed Guidelines)

Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your Employer Identification Number. If you do not have a number, see How to Obtain a TIN in the enclosed Guidelines.

Note: If the account is in more than one name, see the chart on page 3 of the enclosed Guidelines to determine which number to give.

Social security number OR Employer identification number

Part III.—Certification.—Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within (60) days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number;

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    Any information provided in this form is true, correct and complete.

SIGNATURE Name (Please Print) Address (Please Print)	DATE: , 2005

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Ladies and Gentlemen:

The undersigned hereby tenders to First Financial Bancorp., an Ohio corporation (“First Financial”), the above-described common shares, no par value, including the associated preferred share purchase rights (the “Rights”) issued under the Rights Agreement between the Company and First Financial Bank, National Association (formerly known as First National Bank of Southwestern Ohio), dated as of November 23, 1993, as amended, pursuant to First Financial’s offer to purchase up to 3,250,000 shares at a price per share indicated in this Letter of Transmittal, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 3, 2005 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together, as amended or supplemented from time to time, constitute the tender offer). First Financial expressly reserves the right, in its sole discretion, to purchase up to an additional 2% of its outstanding shares without extending the tender offer. Such a purchase of additional shares will not require First Financial to further extend the tender offer. First Financial also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal requirements.

Subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of First Financial all right, title and interest in and to all the shares that are being tendered hereby and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(1) deliver certificates for such shares, or transfer ownership of such shares on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of First Financial;

(2) present such shares for transfer and cancellation on the books of First Financial; and

(3) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the tender offer.

The undersigned understands that First Financial will determine a single per share price, not greater than $19.50 nor less than $17.50 per share, that it will pay for shares validly tendered and not withdrawn pursuant to the tender offer, after taking into account the number of shares so tendered and the prices specified by tendering shareholders. The undersigned understands that First Financial will select the lowest purchase price that will allow it to purchase 3,250,000 shares or, if a lesser number of shares are validly tendered and not withdrawn, all such shares that are properly tendered and not withdrawn. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased, subject to the conditions of the tender offer and the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase. The undersigned understands that all shareholders whose shares are purchased by First Financial will receive the same purchase price for each share purchased in the tender offer.

The undersigned hereby represents and warrants that the undersigned:

(1) has a net long position in shares at least equal to the number of shares being tendered;

(2) has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by First Financial, First Financial will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

(3) will, upon request, execute and deliver any additional documents deemed by the Depositary or First Financial to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and First Financial upon the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will First Financial pay interest on the purchase price.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, First Financial may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.

Unless otherwise indicated under “Special Payment Instructions”, please issue the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld), and return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above (or, in the case of shares held in the First Financial Bancorp Dividend Reinvestment and Share Purchase Plan (“DRIP”), by credit to the DRIP account designated above). Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and any certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any shares purchased (less the amount of any federal income or backup withholding tax required to be withheld) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.

The undersigned recognizes that First Financial has no obligation, pursuant to the “Special Payment Instructions,” to transfer any shares from the name of the registered holder(s) thereof, if First Financial does not accept for payment any of the shares so tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

NOTE: SIGNATURE MUST BE PROVIDED ON PAGE 5

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

IF YOU PARTICIPATE IN THE THRIFT PLAN AND TRUST (“THRIFT PLAN”), YOU MUST NOT USE THIS LETTER OF TRANSMITTAL TO DIRECT THE TENDER OF THE SHARES ATTRIBUTABLE TO YOUR ACCOUNT. INSTEAD, YOU MUST USE THE SEPARATE “TENDER INSTRUCTION FORM” SENT TO PARTICIPANTS IN THE PLAN. IF YOU PARTICIPATE IN THE THRIFT PLAN, YOU SHOULD READ THE SEPARATE “TENDER INSTRUCTION FORM” AND RELATED MATERIALS CAREFULLY.

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of shares) tendered herewith and such holder(s) have not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this Letter of Transmittal or (b) if such shares are tendered for the account of an Eligible Institution. See Instruction 10. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 8.

2. Delivery of Letter of Transmittal and/or Shares; Guaranteed Delivery Procedure. You should use this Letter of Transmittal only if you are forwarding certificates with this Letter of Transmittal, causing the shares to be delivered by book-entry transfer or tendering shares held in the First Financial Bancorp Dividend Reinvestment and Share Purchase Plan pursuant to the procedures set forth in Section 3 of the Offer to Purchase. In order for you to validly tender shares, certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed Letter of Transmittal or an Agent’s Message in connection with book-entry transfer and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase).

Agent’s Message. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an acknowledgment from the participant in the Book-Entry Transfer Facility tendering the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and First Financial may enforce such agreement against them.

Guaranteed Delivery. If you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure:

(a) such tender must be made by or through an Eligible Institution;

(b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by First Financial must be received by the Depositary by the Expiration Date, specifying the price at which shares are being tendered, including (where required) a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

(c) the certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees or an Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the

Depositary within three Nasdaq National Market trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

The method of delivery of all documents, including share certificates, is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

EXCEPT AS SPECIFICALLY PERMITTED BY SECTION 6 OF THE OFFER TO PURCHASE, FIRST FINANCIAL WILL NOT ACCEPT ANY ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS, AND NO FRACTIONAL SHARES WILL BE PURCHASED. BY EXECUTING THIS LETTER OF TRANSMITTAL, YOU WAIVE ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE FOR PAYMENT OF THE SHARES.

3. Inadequate Space. If the space provided in the box captioned “Description of Shares Tendered” is inadequate, then you should list the certificate numbers and/or the number of shares on a separate signed schedule attached hereto.

4. Partial Tenders. (Not applicable to shareholders who tender by book-entry transfer) If you wish to tender (offer to sell) fewer than all of the shares represented by any certificates that you deliver to the Depositary, fill in the number of shares which are to be tendered in the box entitled “Number of Shares Tendered.” In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable after the expiration or termination of the tender offer. Unless you indicate otherwise, all shares represented by certificates delivered to the Depositary will be deemed to have been tendered. In the case of shares tendered by book-entry transfer at the Book-Entry Transfer Facility, the shares will be credited to the appropriate account maintained by the tendering shareholder at the Book-Entry Transfer Facility. In each case, shares will be returned or credited without expense to the shareholder.

5. Indication of Price at Which Shares Are Being Tendered. In order to validly tender by this Letter of Transmittal, you must either:

(a) check the box under “Shares Tendered at Price Determined Pursuant to the Tender Offer”; OR

(b) check the box indicating the price per Share at which you are tendering shares under “Shares Tendered at Price Determined by Shareholder.”

By checking the box under “Shares Tendered at Price Determined Pursuant to the Tender Offer” you agree to accept the purchase price resulting from the tender offer process, which may be as low as $17.50 or as high as $19.50 per share. Note that this election could result in your shares being purchased at the minimum price of $17.50 per share. By checking a box under “Shares Tendered at Price Determined by Shareholder,” you acknowledge that doing so could result in none of the shares being purchased if the purchase price for the shares is less than the price that you checked.

You may only check one box. If you check more than one box or no boxes, then you will not be deemed to have validly tendered your shares. If you wish to tender portions of your share holdings at different prices, you must complete a separate Letter of Transmittal for each price at which you wish to tender each such portion of your shares. You cannot tender the same shares at more than one price (unless you previously tendered and withdrew those shares, as provided in Section 4 of the Offer to Purchase).

6. Odd Lots. As described in Section 1 of the Offer to Purchase, if First Financial purchases less than all shares tendered and not withdrawn before the Expiration Date, the shares purchased first will consist of all shares tendered by any shareholder who owns, beneficially or of record, an aggregate of fewer than 100 shares and who tenders all of such shares. Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive such preferential treatment unless you complete the box captioned “Odd Lots”.

7. Order of Purchase in Event of Proration. Shareholders may specify the order in which their shares are to be purchased in the event that as a result of the proration provisions or otherwise, some but not all of the tendered shares are purchased in the tender offer. The order of purchase may have an effect on the United States federal income tax treatment of the purchase for the shares purchased. See Section 1 and Section 13 of the Offer to Purchase.

8. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a) Exact Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

(b) Joint Holders. If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

(c) Different Names on Certificates. If any of the shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d) Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

9. Stock Transfer Taxes. Except as provided in this Instruction 9, First Financial will pay any stock transfer taxes with respect to the sale and transfer of any shares to it or its order pursuant to the tender offer. If, however, payment of the purchase price is to be made to, or shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or tendered shares are registered in the name of a person other than the name of the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price by the Depositary, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

10. Special Payment and Delivery Instructions. If the check for the purchase price of any shares purchased is to be issued and any shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check and any certificates for shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Delivery Instructions” and/or “Special Payment Instructions” on this Letter of Transmittal should be completed.

11. Federal Income Tax Withholding. Under the federal income tax laws, the Depositary will be required to withhold 28% of the amount of any payments made to certain shareholders pursuant to the tender offer. In order to avoid such backup withholding, each tendering shareholder must provide the Depositary with such shareholder’s correct taxpayer identification number by completing the Substitute Form W-9 set forth above.

In general, if a shareholder is an individual, the taxpayer identification number is the social security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such shareholder pursuant to the tender offer may be subject to backup withholding. Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such shareholder must submit an IRS Form W-8, signed under penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the Depositary.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Failure to complete the Substitute Form W-9 will not, by itself, cause shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the tender offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

Unless First Financial determines that a reduced rate of withholding is applicable pursuant to a tax treaty or that an exemption from withholding is applicable because gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, First Financial will be required to withhold federal income tax at a rate of 30% from such gross proceeds paid to a foreign shareholder or his agent. For this purpose, a foreign shareholder is any shareholder that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, or (iii) any estate or trust the income of which is subject to United States federal income taxation regardless of its source. A foreign shareholder may be eligible to file for a refund of such tax or a portion of such tax if such shareholder meets the “complete redemption”, “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in the Offer to Purchase under the caption “United States Federal Income Tax Consequences” or if such shareholder is entitled to a reduced rate of withholding pursuant to a treaty and First Financial withheld at a higher rate.

In order to obtain a reduced rate of withholding under a tax treaty, a foreign shareholder must deliver to the Depositary, before the payment, a properly completed and executed statement claiming such an exemption or reduction. Such statements can be obtained from the Depositary. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, a foreign shareholder must deliver to the Depositary a properly executed statement claiming exemption. Such statements can be obtained from the Depositary. Foreign shareholders are urged to consult their own tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure.

12. Irregularities. All questions as to purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by First Financial in its sole discretion, which determinations shall be final and binding on all parties. First Financial reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of First Financial’s counsel, be unlawful. First Financial also reserves the absolute right to waive any of the conditions of the tender offer and any defect or irregularity in the tender of any particular shares, and First Financial’s interpretation of the terms of the tender offer (including these instructions) will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as First Financial shall determine. None of First Financial, the Dealer Manager, the Depositary, the Information Agent (as the foregoing are defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

13. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal should be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below.

14. Shares Received On Exercise of Stock Options. If you own restricted shares issued under a stock option plan, you will not be able to tender such shares unless the applicable holding period has expired by the Expiration Date.

15. Dividend Reinvestment and Share Purchase Plan. You may tender shares that you hold through the Dividend Reinvestment and Share Purchase Plan (“DRIP”) by indicating in the appropriate space in the box captioned “Description of Shares Tendered” on the cover page of this Letter of Transmittal and indicating the number of DRIP shares tendered. In addition, you must complete the box in this Letter of Transmittal entitled “Tender of Shares Held in First Financial Bancorp Dividend Reinvestment and Share Purchase Plan” by choosing the option to tender all of your shares in the plan account or the option to tender a specific number of shares held in your plan account (if the box is not completed, no shares held in your plan account will be tendered). You must tender your shares and submit the Letter of Transmittal in accordance with the procedures outlined therein at any time before Tuesday, November 29, 2005, which is three days prior to the expiration of the tender offer which will be 5:00 p.m., December 2, 2005. You may withdraw any shares held in the DRIP that you have tendered at any time before Tuesday, November 29, 2005, which is three days prior to the expiration of the tender offer which will be 5:00 p.m., December 2, 2005. See Section 3 of the Offer to Purchase.

As with shares held outside the DRIP, you may submit portions of the shares held in your DRIP account at different prices, but you must complete a separate Letter of Transmittal for each price at which you tender shares. However, the same shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

Shares held in a DRIP account are counted as being owned beneficially or of record when calculating whether a shareholder is an odd lot holder. If a participant in the DRIP is an odd lot holder and wants to obtain the benefit of the odd lot priority, the participant must complete the box in this Letter of Transmittal entitled “Odd Lots” and must tender all of the holders shares held in both the holder’s DRIP account and outside such account.

16. Lost, Stolen, Destroyed or Mutilated Certificates. If your certificate or certificates for part or all of your shares has been lost, stolen, destroyed or mutilated, you should call Registrar and Transfer Company, as Transfer Agent, at 1-800-368-5948 regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the certificate may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination as to whether you will need to post a bond and to permit timely processing of this documentation.

17. Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered shares being purchased. If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal or, if applicable, the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal or the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether First Financial accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, First Financial may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating. Upon selection by random lot, if any, First Financial will limit its purchase in each case to the designated minimum number of shares.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. If you are an “odd lot” holder and you tender all of your shares, you cannot conditionally tender, since your shares will not be subject to proration. Each shareholder is urged to consult his or her own tax advisor.

This Letter of Transmittal, properly completed and duly executed, together with certificates representing shares being tendered (or confirmation of book-entry transfer) and all other required documents, must be received by the Depositary before 5:00 p.m., New York City time, on the Expiration Date, or the tendering shareholder must comply with the procedures for guaranteed delivery.

The Information Agent for the Offer is:

Georgeson Shareholder Communications Inc.

17 State Street

New York, New York 10004

Banks and Brokerage Firms Please Call: (212) 440-9800 (Call Collect)

All Others Call Toll Free: (800) 645-3320

And

The Dealer Manager for the Offer is:

Stifel, Nicolaus & Company

Incorporated

501 North Broadway

St. Louis, Missouri 63102

Telephone: (314) 342-4054

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER

ON SUBSTITUTE FORM W-9

How to Obtain a Taxpayer Identification Number.—If you do not have a taxpayer identification number or don’t know your number, apply for one immediately. To apply, obtain FORM SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration, or FORM SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

Payees and Payments Exempt From Backup Withholding.—Payees specifically exempted from backup withholding on ALL payments include the following:

(1) A corporation.

(2) An organization exempt from tax under Section 501(a), or an IRA, or a custodial account under section 403(b)(7).

(3) The United States or any of its agencies or instrumentalities.

(4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5) A foreign government and any of its political subdivisions, agencies or instrumentalities.

(6) An international organization or any of its agencies or instrumentalities.

(7) A foreign central bank of issue.

(8) A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

(9) A real estate investment trust.

(10) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(11) A common trust fund operated by a bank under section 584(a).

(12) A financial institution.

Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in trade or business in the U.S. and that have at least one nonresident partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Payments made to a nominee.

Payments of interest generally not subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

Penalties

Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Privacy Act Notice.—Section 6109 requires most recipients of dividends, interest, or other payments to furnish their correct taxpayer identification number to persons who must file information returns with the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return.

You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable income of a taxpayer who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

What Name and Number to Give the Requester

For this type of account	Give the Name and SOCIAL SECURITY Number of:
1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship	The owner(3)

For Additional Information Contact Your Tax Consultant or the Internal Revenue Service

For this type of account	Give the Name and SOCIAL SECURITY Number of:
6. Sole proprietorship	The owner(3)

7. A valid trust, estate or pension trust	Legal entity(4)

8. Corporation	The corporation

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The corporation

10. Partnership	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agriculture program payment	The public entity
(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number.
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.